Exhibit 24.1
FLUENCE ENERGY, INC.

POWER OF ATTORNEY
Each of the undersigned, in the capacity or capacities set forth below, hereby constitutes and appoints Julian Nebreda, Manavendra Sial, and Francis A. Fuselier, and each of them separately, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, in any and all capacities, to sign on the behalf of the undersigned the Annual Report on Form 10-K of Fluence Energy, Inc. for the fiscal year ended September 30, 2023, and any amendment or supplement thereto; and to file such Annual Report on Form 10-K, and any such amendment or supplement, with the Securities and Exchange Commission and any other appropriate agency pursuant to applicable laws and regulations.

Name                        Title                    Date

/s/ Herman Bulls            Chairman of the Board        November 8, 2023
Herman Bulls

/s/ Ricardo Falu            Director                November 20, 2023
Ricardo Falu

/s/ Tish Mendoza            Director                November 9, 2023
Tish Mendoza

/s/ John Shelton            Director                November 9, 2023
John Christopher Shelton

/s/ Barbara Humpton             Director                November 18, 2023
Barbara Humpton

/s/ Emma Falck            Director                November 20, 2023
Emma Falck

/s/ Axel Meier                Director                November 9, 2023
Axel Meier

/s/ Simon James Smith        Director                November 12, 2023
Simon Smith

/s/ Elizabeth Fessenden        Director                November 14, 2023
Elizabeth Fessenden

/s/ Cynthia Arnold            Director                November 15, 2023
Cynthia Arnold

/s/ Harald von Heynitz        Director                November 8, 2023
Harald von Heynitz